UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2019

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Ameren Corporation, a Missouri corporation (“Ameren”), is filing this Current Report on Form 8-K to report that, on August 5, 2019, Ameren entered into a forward sale agreement, as described below, relating to 7,549,205 shares of its common stock, $.01 par value per share (“Common Stock”) and an underwriting agreement, as described below, related to the registered public offering and sale of 7,549,205 shares of Common Stock.

This Current Report on Form 8-K is also being filed to report that on August 7, 2019, Ameren closed the registered public offering and sale of Common Stock described herein, and to include, as exhibits, certain documents executed in connection with such registered public offering and sale.

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 5, 2019, Ameren entered into a forward sale agreement (the “Forward Sale Agreement”) with Goldman Sachs & Co. LLC (the “Forward Purchaser”) relating to 7,549,205 shares of Common Stock.

In connection with the Forward Sale Agreement, on August 5, 2019, Ameren entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as the underwriter (the “Underwriter”), Goldman Sachs & Co. LLC, as the forward seller (the “Forward Seller”), and the Forward Purchaser, pursuant to which the Forward Seller sold to the Underwriter 7,549,205 shares of Common Stock on August 7, 2019. As contemplated by the Forward Sale Agreement, the Forward Seller borrowed from third parties all such shares of Common Stock.

The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Ameren’s discretion on or prior to March 31, 2021. On a settlement date or dates, if Ameren elects to physically settle the Forward Sale Agreement, Ameren will issue shares of Common Stock to the Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $74.18 per share, which is the price at which the Underwriter agreed to buy the shares of Common Stock from the Forward Seller pursuant to the Underwriting Agreement. The Forward Sale Agreement provides that the initial forward sale price is subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreement by amounts related to expected dividends on shares of Common Stock during the term of the Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

The Forward Sale Agreement will be physically settled unless Ameren elects to settle the Forward Sale Agreement in cash or to net share settle the Forward Sale Agreement (which Ameren has the right to do, subject to certain conditions, other than in the limited circumstances set forth in the Forward Sale Agreement). If Ameren elects cash or net share settlement for all or a portion of the shares of Common Stock underlying the Forward Sale Agreement, Ameren would expect the Forward Purchaser or one of its affiliates to purchase a number of shares of its Common Stock corresponding to the portion for which Ameren elects cash or net share settlement in order to satisfy its obligation to return the shares of Common Stock the Forward Purchaser had borrowed in connection with sales of Common Stock and, if applicable in connection with net share settlement, to deliver shares of Common Stock to Ameren. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, Ameren will pay or deliver, as the case may be, to the Forward Purchaser under the Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Purchaser will pay or deliver, as the case may be, to Ameren under the Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

The Forward Purchaser will have the right to accelerate the Forward Sale Agreement (or, in certain cases, the portion thereof that the Forward Purchaser determines is affected by the relevant event) and require Ameren to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser if:

•	in the good faith, commercially reasonable judgment of the Forward Purchaser, the Forward Purchaser or its affiliate is unable to borrow a number of shares of Common Stock equal to the number of shares to be delivered by Ameren upon physical settlement of the Forward Sale Agreement or the Forward Purchaser or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	Ameren declares any dividend or distribution on shares of Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than Common Stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the Forward Purchaser;

•	certain ownership thresholds applicable to the Forward Purchaser are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in the Forward Sale Agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of Common Stock (each as more fully described in the Forward Sale Agreement); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by Ameren in connection with Ameren’s entry into the Forward Sale Agreement, Ameren’s bankruptcy (except in certain circumstances described in the Forward Sale Agreement) or certain changes in law (each as more fully described in the Forward Sale Agreement).

The foregoing description of the Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Sale Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

ITEM 8.01	Other Events.

On August 5, 2019, Ameren entered into the Underwriting Agreement with the Underwriter, the Forward Seller and the Forward Purchaser, related to the registered public offering and sale by the Forward Seller of 7,549,205 shares of Common Stock. On August 7, 2019, the Forward Seller sold to the Underwriter 7,549,205 shares of Common Stock in connection with the Forward Sale Agreement. This Current Report on Form 8-K is being filed, in part, to report the closing of the registered public offering and sale described herein, and to include, as exhibits, certain documents executed in connection with such registered public offering and sale. The shares of Common Stock were offered and sold pursuant to a Registration Statement on Form S-3 (File No. 333-222108), which became effective on December 15, 2017, and a Prospectus Supplement dated August 5, 2019, to a Prospectus dated December 15, 2017.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

1	Underwriting Agreement, dated August 5, 2019, among Ameren, the Underwriter, the Forward Purchaser, and the Forward Seller.

5	Opinion of Craig W. Stensland, Esq., Senior Corporate Counsel, Ameren Services Company, regarding the legality of the Common Stock (including consent).

10	Forward Sale Agreement, dated August 5, 2019, between Ameren and the Forward Purchaser.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: August 7, 2019